      As filed with the Securities and Exchange Commission on December 18, 2003

                                                    Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                        ELRON ELECTRONIC INDUSTRIES LTD.
             (Exact name of Registrant as specified in its charter)

              Israel                                    Not Applicable
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                                3 Azrieli Center
                        The Triangle Building, 42nd Floor
                             Tel Aviv 67023, Israel
                                 972-3-607-5555
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             -----------------------

             EMPLOYEE SHARE OPTION PLAN FOR EMPLOYEES OF ELBIT LTD.
                      EMPLOYEE SHARE OPTION PLAN, SERIES 9
                      EMPLOYEE SHARE OPTION PLAN, SERIES 10
                      EMPLOYEE SHARE OPTION PLAN, SERIES 11
                      EMPLOYEE SHARE OPTION PLAN, SERIES 12
                      EMPLOYEE SHARE OPTION PLAN, SERIES 13
                      EMPLOYEE SHARE OPTION PLAN, SERIES 14
                      EMPLOYEE SHARE OPTION PLAN, SERIES 15
                      EMPLOYEE SHARE OPTION PLAN, SERIES 16
                      EMPLOYEE SHARE OPTION PLAN, SERIES 17
            OPTION PLAN FOR EMPLOYEES, DIRECTORS AND OFFICERS - 2003
                            (Full title of the Plan)

                             -----------------------

                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                       Attention: Richard H. Gilden, Esq.
                                        .
                     (Name and address of agent for service)
                              (Tel: 212-715-9100)

          (Telephone number, including area code, of agent for service)

                             -----------------------

        Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             Richard H. Gilden, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                Tel: 212-715-9100
                             Facsimile: 212-715-8000

                                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
  Title of Each Class of                                  Proposed                     Proposed            Amount of
     Securities to be          Amount to be      Maximum Offering Price per        Maximum Aggregate      Registration
        Registered            Registered (2)              Share (3)                 Offering Price            Fee
----------------------------------------------------------------------------------------------------------------------
Employee Share Option
Plan for Employees of
Elbit Ltd. - Ordinary
Shares, par value NIS
0.003 per share (1)           240,525 Shares               $10.82                     $2,602,480            $218.72

----------------------------------------------------------------------------------------------------------------------
Employee Share Option
Plan, Series 9 - Ordinary
Shares, par value NIS
0.003 per share               58,154 Shares                $21.38                     $1,243,333            $100.59

----------------------------------------------------------------------------------------------------------------------
Employee Share Option
Plan, Series 10 -
Ordinary Shares, par
value NIS 0.003 per share     33,000 Shares                $29.38                      $969,540              $78.44

----------------------------------------------------------------------------------------------------------------------
Employee Share Option
Plan, Series 11 -
Ordinary Shares, par
value NIS 0.003 per share     58,000 Shares                $19.05                     $1,104,900             $89.39

----------------------------------------------------------------------------------------------------------------------
Employee Share Option
Plan, Series 12 -
Ordinary Shares, par
value NIS 0.003 per share     42,000 Shares                $18.87                      $792,540              $64.12

----------------------------------------------------------------------------------------------------------------------
Employee Share Option
Plan, Series 13 -
Ordinary Shares, par
value NIS 0.003 per share     34,871 Shares                $13.39                      $466,923              $37.78

----------------------------------------------------------------------------------------------------------------------
Employee Share Option
Plan, Series 14 -
Ordinary Shares, par
value NIS 0.003 per share     30,000 Shares                $11.69                      $350,700              $28.38

----------------------------------------------------------------------------------------------------------------------
Employee Share Option
Plan, Series 15 -
Ordinary Shares, par
value NIS 0.003 per share     138,000 Shares               $10.38                     $1,432,440            $115.88

----------------------------------------------------------------------------------------------------------------------
Employee Share Option
Plan, Series 16 -
Ordinary Shares, par
value NIS 0.003 per share     18,000 Shares                $11.15                      $200,700              $16.24

----------------------------------------------------------------------------------------------------------------------
Employee Share Option
Plan, Series 17 -
Ordinary Shares, par
value NIS 0.003 per share     30,000 Shares                 $7.77                      $233,100              $18.66

----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
  Title of Each Class of                                      Proposed                 Proposed            Amount of
     Securities to be            Amount to be        Maximum Offering Price per    Maximum Aggregate      Registration
        Registered              Registered (2)                Share (3)             Offering Price            Fee
----------------------------------------------------------------------------------------------------------------------
Option Plan for
Employees, Directors and
Officers - 2003 Ordinary
Shares, par value NIS
0.003 per share                 500,000 Shares                  $8.85                 $4,503,880            $365.00

----------------------------------------------------------------------------------------------------------------------
                                                                                         Total           $1,140 (4)

----------------------------------------------------------------------------------------------------------------------

         (1) On May 15, 2002, the Registrant assumed all outstanding options to purchase shares of Elbit Ltd., and all such outstanding options became options to purchase ordinary shares of the Registrant. The plan covering such assumed options was renamed Employee Share Option Plan for Employees of Elbit Ltd.

         (2) This Registration Statement shall also cover any additional Ordinary Shares which become issuable under each of the Registrant's share option plans registered hereunder by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares.

         (3) Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), on the basis of the weighted average exercise price of Ordinary Shares subject to outstanding options and, with respect to 228,000 shares issuable under the Option Plan for Employees, Directors and Officers - 2003 that are not subject to outstanding options, under Rule 457(c) of the Act, on the basis of the average of the high and low prices of the Registrant's ordinary shares on December 12, 2003.

         (4) A registration fee of $8,666 was paid by the Registrant on November 15, 2001 in connection with the Registrant's Registration Statement on Form F-4, file number 333-14090; however, the recalculated filing fee for such Registration Statement on Form F-4 was $7,305, as reflected in Amendment No. 6 filed with the Commission on March 21, 2002. Therefore, the Registrant has a credit with the Commission of $1,361, which it intends to apply to the filing fee of this Registration Statement on Form S-8.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

         The following documents filed by Elron Electronic Industries Ltd. (the "Registrant") with the Commission are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 20-F for the year ended December 31, 2002, filed with the Commission on June 30, 2003 as amended on July 21, 2003; and

                  (b) The Registrant's Reports of Foreign Issuer on Form 6-K filed with the Commission on May 22, 2003, August 18, 2003 and November 12, 2003.

                  (c) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A, together with the exhibits thereto, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 16, 1990.

         In addition to the foregoing, all reports and definitive proxy or information statements subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

         Not Applicable.

Item 5. Interests of Named Experts and Counsel

         Not Applicable.

Item 6. Indemnification of Directors and Officers

         The Registrant's Articles of Association contain the following provisions relating to the indemnification of officers, directors and other persons:

Exemption, Indemnity and Insurance

         "137. Subject to the provisions of the Israeli companies law, the company may exempt, in advance or retroactively, any officer of the company from liability, in whole or in part, in respect of damage resulting from a breach of his/her duty of care to the company.

         138. Subject to the provisions of the Israeli companies law, the company may insure the liability of any officer of the company in respect of liability which may be imposed him as a result of any act carried out by him in his capacity as an officer of the company, in any of the following instances:

                  138.1 Breach of a duty of care to the company or to any other person;

                  138.2 Breach of a duty of trust to the company provided that the officer acted bona fide and had reasonable grounds for believing that the act would not harm the interests of the Company;

                  138.3 A monetary liability imposed upon the officer in favor of a third party;

                  138.4 Any other event in respect of which insurance of an officer is permitted and/or may be permitted.

         139. Subject to the provisions of the Israeli companies law-

                  139.1 The Company may undertake in advance to indemnify an officer of the Company in respect of a liability or expense as detailed in article 140 hereinafter, which may be imposed upon him/her as a result of an act carried out by him/her in his capacity as an officer of the company, provided that such undertaking is limited to the kinds of events which in the opinion of the board are foreseeable at the time of the issue of the undertaking and is limited to the amount fixed by the board as reasonable in the circumstances of the matter (hereinafter- "the indemnity undertaking").

                  139.2 Without derogating from the aforesaid in article 139.1 above, the company may indemnify an officer of the company retroactively in respect of a liability or expense as detailed in article 140 hereinafter, imposed upon him/her as a result of an act carried out by him/her in his capacity as an officer of the company.

         140. An indemnity undertaking or an indemnity, as aforesaid in article 139, above, may be issued in respect of a liability or expense as follows:

                  140.1 A monetary liability imposed upon the officer in favor of a third party pursuant to a judgment, including a judgment by way of compromise or a judgment of an arbitrator approved by a court;

                  140.2 Reasonable expenses of the proceedings, including lawyers, fees, expended by the officer or imposed upon him/her by the court, in proceedings issued against him/her by or on behalf of the company or by a third party, or with regard to criminal proceedings from which the officer was acquitted or criminal proceedings in which he was convicted but which do not require proof of a criminal intention;

                  140.3 Any other liability or expense in respect of which it is or may be permissible to indemnify an officer.

         141. Subject to the provisions of the Israeli companies law-

                  141.1 The company may issue an undertaking in advance to indemnify any person, including an officer of the company, who officiates or officiated on behalf of or at the request of the company as a director of another company of which the company, directly or indirectly, is a shareholder, or in which the company has any interest whatsoever (hereinafter - "a director of the other company"), in respect of a liability or expense as detailed in article 140 above, which may be imposed upon him/her as a result of an act carried out by him/her in his capacity as a director of the other company, provided that such undertaking is limited to the kinds of events which in the opinion of the board are foreseeable at the time of the issue of the undertaking and is limited to the amount fixed by the board as reasonable in the circumstances of the matter.

                  141.2 Without derogating from the aforesaid in article 141.1 above, the company may indemnify a director of the other company retroactively in respect of a liability or expense as detailed in article 140 above, imposed upon him/her as a result of an act carried out by him/her in his capacity as a director of the other company.

                  141.3 The aggregate indemnification amount that the company shall pay to its officers (in addition to sums that may be received from insurance companies in connection to insurance policies that the company has purchased) pursuant to all the letters of indemnification that shall be issued by the company pursuant to the indemnification decision, in connection to one or more of the types of events to be approved, shall not exceed 25% of the shareholders equity (in U.S.$) of the company according to the consolidated financial statements of the company dated December 31, 2000.

         142. Subject to the provisions of the Israeli companies law-

                  142.1 The company may indemnify every employee or clerk of the company who is not an officer of the company retroactively, in respect of any liability or expense paid or imposed upon him/her in his capacity as an employee or clerk of the company in any legal proceedings, due to an act carried out by him/her bona fide in his/her capacity as employee or clerk of the company, excluding a criminal indictment in which the he/she was convicted in an offense which require proof of a criminal intention and the convicting judgment was not canceled in an appeal or it can not be issued for an appeal;

                  142.2 The company may issue an undertaking in advance to indemnify an employee or clerk of the company, who is not an officer of the company, or to indemnify him/her retroactively in respect of an act carried out by him/her bona fide in his/her capacity as an employee or clerk of the company.

         143. Subject to the provisions of the Israeli companies law, nothing in these articles shall limit the company, in any manner whatsoever, in entering into an agreement of liability insurance, or to the grant of exemption or indemnification.

                  143.1 In respect of an officer of the company or a director of the other company, to the extent that the insurance, the exemption or the indemnity are not forbidden by law.

                  143.2 In respect of any person who is not an officer of the company or a director of the other company, including but without derogating from the generality of the aforesaid, employees, contractors or consultants."

Item 7. Exemption from Registration Claimed

         Not Applicable.

Item 8. Exhibits

        4.1       Form of Ordinary Share Certificate of the Registrant (filed as
                  Exhibit 4.1 to the Registrant's Registration Statement on Form
                  F-4 (No. 333-14090) and incorporated herein by reference).

        4.2 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration on Form 8-A, together with the exhibits thereto, which are incorporated by reference herein pursuant to Item 3(c) to this Registration Statement.

        5.1       Opinion of Paul Weinberg, Adv.

       23.1       Consent of Paul Weinberg, Adv. (included in Exhibit 5).

       23.2       Consent of Luboshitz Kasierer, An affiliate member of
                  Ernst & Young International, for Registrant.

       23.3       Consent of Luboshitz Kasierer, An affiliate member of Ernst & Young
                  International, for Elbit Systems Ltd.

       23.4       Consent of Luboshitz Kasierer, An affiliate member of Ernst & Young
                  International, for Netvision Ltd.

       23.5       Consent of Brightman Almagor & Co, a member of Deloitte Touche
                  Tohmatsu, for A.M.T. Advanced Metal Technologies Ltd.

       23.6       Consent of Somekh Chaikin, a member of KPMG International, for
                  Given Imaging Ltd.

       23.7       Consent of Somekh Chaikin, a member of KPMG International, for
                  DEP Technology Holdings Ltd.

       23.8       Consent of PricewaterhouseCoopers LLP, for Chip Express
                  Corporation

       24.1       Power of Attorney (included in signature page).

       99.1       Summary Description of Elron Electronic Industries Ltd.
                  Employee Share Option Plan for Employees of Elbit Ltd.

       99.2       Summary Description of Elron Electronic Industries Ltd.
                  Employee Share Option Plans, Series 9 through 17.

       99.3       English Translation of Elron Electronic Industries Ltd. Option
                  Plan for Employees, Directors and Officers - 2003

Item 9. Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, Israel on this the 17th day of December, 2003.

                                 ELRON ELECTRONIC INDUSTRIES LTD.


                                 By: /s/ Doron Birger
                                     -------------------------------------------
                                     Doron Birger
                                     President and Chief Executive Officer


                                 By: /s/ Tal Raz
                                     -------------------------------------------
                                     Tal Raz
                                     Vice-President and Chief Financial Officer


                                POWER OF ATTORNEY

         That each person whose signature appears below, does hereby constitute and appoint Doron Birger and Paul Weinberg, and each of them acting alone, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them acting alone, determine may be necessary or advisable or required to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that any or all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                      Date
               ---------                                        -----                                      ----
/s/ Doron Birger                           President, Chief Executive Officer                        December 17, 2003
-------------------------------------      (Principal Executive Officer)
             Doron Birger

/s/ Tal Raz                                Vice President and Chief Financial Officer                December 17, 2003
-------------------------------------      (Principal Financial and Accounting Officer)
                Tal Raz

/s/ Ami Erel                               Chairman of the Board of Directors                        December 17, 2003
-------------------------------------
               Ami Erel

/s/ Avraham Asheri                         Director                                                  December 14, 2003
-------------------------------------
            Avraham Asheri

/s/ Dr. Chen Barir                         Director                                                  December 15, 2003
-------------------------------------
            Dr. Chen Barir

/s/ Dori Manor                             Director                                                  December 15, 2003
-------------------------------------
              Dori Manor

/s/ Avi Fischer                            Director                                                  December 16, 2003
-------------------------------------
              Avi Fischer

/s/ Itzhak Ravid                           Director                                                  December 14, 2003
-------------------------------------
             Itzhak Ravid

/s/ Yaacov Goldman                         Director                                                  December 15, 2003
-------------------------------------
            Yaacov Goldman

/s/ Dalia Megiddo                          Director                                                  December 16, 2003
-------------------------------------
             Dalia Megiddo

/s/ Oren Lieder                            Director                                                  December 16, 2003
-------------------------------------
              Oren Lieder

                                           Director                                                  ___________, 2003
-------------------------------------
          Prof. Daniel Sipper

Prof. Gabi Barbash                         Director                                                  December 15, 2003
-------------------------------------
          Prof. Gabi Barbash

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of Elron Electronic Industries Ltd. in the United States, in the city of New York, New York State, on December 17, 2003.

                                             Kramer Levin Naftalis & Frankel LLP

                                             By: /s/ Richard H. Gilden
                                                 -------------------------------
                                                 Name:  Richard H. Gilden
                                                 Title: Partner

                                  EXHIBIT INDEX

 4.1   Form of Ordinary Share Certificate of the Registrant (filed as Exhibit
       4.1 to the Registrant's Registration Statement on Form F-4
       (No. 333-14090) and incorporated herein by reference).

 4.2 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration on Form 8-A, together with the exhibits thereto, which are incorporated by reference herein pursuant to Item 3(c) to this Registration Statement.

 5.1   Opinion of Paul Weinberg, Adv.

23.1   Consent of Paul Weinberg, Adv. (included in Exhibit 5).

23.2 Consent of Luboshitz Kasierer, An affiliate member of Ernst & Young International, for Registrant.

23.3 Consent Luboshitz Kasierer, An affiliate member of Ernst & Young International, for Elbit Systems Ltd.

23.4 Consent of Luboshitz Kasierer, An affiliate member of Ernst & Young International, for Netvision Ltd.

23.5 Consent of Brightman Almagor & Co, a member of Deloitte Touche Tohmatsu, for A.M.T. Advanced Metal Technologies Ltd.

23.6 Consent of Somekh Chaikin, a member of KPMG International, for Given Imaging Ltd.

23.7 Consent of Somekh Chaikin, a member of KPMG International, for DEP Technology Holdings Ltd.

23.8   Consent of PricewaterhouseCoopers LLP, for Chip Express Corporation

24.1   Power of Attorney (included in signature page).

99.1 Summary Description of Elron Electronic Industries Ltd. Employee Share Option Plan for Employees of Elbit Ltd.

99.2 Summary Description of Elron Electronic Industries Ltd. Employee Share Option Plans, Series 9 through 17.

99.3 English Translation of Elron Electronic Industries Ltd. Option Plan for Employees, Directors and Officers - 2003